Exhibit 10.02

HAYNES INTERNATIONAL, INC.

2009 RESTRICTED STOCK PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

The Board of Directors of Haynes International, Inc. (the “Company”) hereby establishes the Haynes International, Inc. 2009 Restricted Stock Plan (“Plan”), effective on the date this plan is approved by the stockholders of the Company (the “Effective Date”), for the purpose of making Restricted Stock Awards to eligible employees.  The Plan is intended to promote the interests of the Company and the stockholders of the Company by providing directors, executive officers and other senior management employees of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long-range and annual achievements.

ARTICLE II

DEFINITIONS

Section .2.01.  Definitions.  Whenever capitalized herein, capitalized terms shall have the following meanings:

(a)                                  “Affiliate” means any entity in which the Company has a substantial direct or indirect equity interest (other than a Subsidiary), but only if expressly so designated by the Committee from time to time.

(b)                                 “Award Agreement” means the written agreement by and between the Company and a Participant granted a Restricted Stock Award prescribing the terms, conditions, and restrictions applicable to the Award.  Each Award Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

(c)                                  “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(d)                                 “Board of Directors” means the Board of Directors of the Company, as constituted at any time.

(e)                                  “Change In Control” shall mean the occurrence of any one of the following events:

(i)            any Person other than an Existing Substantial Shareholder becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company’s then outstanding securities (assuming conversion of all outstanding non-voting securities into voting securities and the exercise of all outstanding options or other convertible securities);

(ii)           the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the

Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)          the consummation of a merger or consolidation of the Company or any Subsidiary of the Company with any other corporation (other than with an existing Substantial Shareholder or any of its affiliates), other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, a majority of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company’s then outstanding securities; or

(iv)          the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity controlled by an Existing Substantial Shareholder or any of its affiliates, or to an entity a majority of the combined voting power of the voting securities of which is owned by substantially all of the stockholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(f)                                    “Cause” means the removal of a Director from office pursuant to Article III, Section 14 of the Amended and Restated By-laws of Haynes International, Inc., as amended from time to time.

(g)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(h)                                 “Committee” means the Compensation Committee of the Board of Directors, and the composition of the Committee shall be governed by the Compensation Committee Charter as adopted by the Board of Directors and as amended from time to time.

(i)                                     “Company” means Haynes International, Inc.

(j)                                     “Director” means any person serving on the Board of Directors.

(k)                                  “Disability” means a Total and Permanent Disability as defined in the Haynes International, Inc. Pension Plan.

(l)                                     “Employee” means executive officers or other members of senior management employed by the Company or any Subsidiary.  The payment of a Director’s fee by the Company shall not be sufficient to constitute employment by the Company.

(m)                               “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)                                 “Existing Substantial Shareholder” means any Person that alone or together with its affiliates shall be the Beneficial Owner of more than 15% of the Shares Outstanding as of the Effective Date.

(o)                                 “Fair Market Value” per Share as of a particular date means the last reported sale price (on the last trading day immediately preceding such date) of the Shares quoted on the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market (or any other exchange or national market system upon which price quotations for the Shares are regularly available); provided, however, if price quotations for the Shares are not regularly available on any exchange or national market system, Fair Market Value per share shall mean, as of any date, the fair market value of such Shares on such date as determined in good faith by the Board of Directors or Committee.

(p)                                 “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and who is also an “outside director” within the meaning of Section 162(m) of the Code.

(q)                                 “Participant” means the Employee or Non-Employee Director who has entered into an Award Agreement with the Company pursuant to this Plan.

(r)                                    “Performance Goals” means performance criteria determined by reference to goals pre-established by the Committee in its sole discretion, based on one or more of the following (if applicable, such criteria shall be determined in accordance with generally accepted accounting principles (“GAAP”) or based upon the Company’s GAAP financial statements): (1) return on total stockholder equity; (2) earnings per Share; (3) income before taxes; (4) earnings before any or all of interest, taxes, minority interest, depreciation and amortization; (5) economic profit; (6) sales or revenues; (7) return on assets, capital or investment; (8) market share; (9) cost reduction goals; (10) implementation or completion of critical projects or processes; (11) operating cash flow; (12) free cash flow; and (13) any combination of, or a specified increase or decrease in, any of the foregoing. The Performance Goals may be based upon the performance of the Company or of any Subsidiary or Affiliate of the Company (or any divisions or business unit of such entity).  The Performance Goals may differ from Participant to Participant and from Award to Award. The Performance Goals may also be based upon the attainment of specified levels of performance under one or more of the criteria described above relative to the performance of other comparable entities. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee in its sole discretion may designate additional business criteria on which the Performance Goals may be based or adjust, modify or amend the aforementioned business criteria. Performance Goals may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned.

(s)                                  “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any subsidiary of the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by substantially all of the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(t)                                    “Plan” means this Haynes International, Inc. 2009 Restricted Stock Plan, as set forth in this document, as amended from time to time.

(u)                                 “Restricted Stock Award” or “Award” means an award of Shares subject to the terms, conditions, and restrictions described in this Plan and the Award Agreement.

(v)                                 “Share” means a share of common stock, $0.001 par value, of the Company, as may be adjusted in accordance with Section 5.05 below.

(w)                               “Shares Outstanding” means the total number of Shares outstanding on a fully diluted basis, as reflected in the Company’s financial statements for purposes of determining earnings per share.

(x)                                   “Subsidiary” and “Subsidiaries” used herein means a company or companies of which 80% or more of the total voting power of the equity of each such company and 80% or more of the total value of the equity of each such company are owned by the Company or a Subsidiary of the Company.

(y)                                 “Terminate Employment” or “Termination of Employment” means, in the case of an Employee, a complete termination of the employment relationship between an Employee and the Company and all Subsidiaries, or, in the case of a Non-Employee Director, such Non-Employee Director ceasing to serve on the Board of Directors.  For purposes of this definition, a Participant who is employed by an entity that ceases to be a Subsidiary or a business unit within a Subsidiary shall be deemed to have Terminated Employment as of the date such entity ceased to be a Subsidiary or a business unit within a Subsidiary, unless the Participant is also employed by the Company or an entity that continues to be a Subsidiary or a business unit within a Subsidiary.

Section .2.02.  Rules of Construction.

(a)                                  Words used herein in the masculine gender shall be construed to include the feminine gender, where appropriate, and words used herein in the singular or plural shall be construed as being in the plural or singular, where appropriate.

(b)                                 The Plan shall be construed, enforced, and administered and the validity thereof determined in accordance with the laws of the State of Indiana.

ARTICLE III

ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee.  The Committee may establish and adopt resolutions, rules, and regulations, including revisions thereto, not inconsistent with the provisions of the Plan, and construe and interpret provisions of the Plan, as it deems appropriate to make the Plan and Restricted Stock Awards effective and to provide for the administration of the Plan, and it may take such other action with regard to the Plan and Restricted Stock Awards as it deems appropriate, including, but not limited to adopting and authorizing the Company to enter into Award Agreements.  All such actions shall be final, conclusive, and binding on all persons, and no member of the Committee or the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any Restricted Stock Award granted hereunder.

In furtherance, and not in limitation, of the above, the Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Restricted Stock Awards; to determine the persons to whom and the time or times at which Restricted Stock Awards shall be granted; to determine the type and number of Restricted Stock Awards to be granted, the number of Shares to which a Restricted Stock Award may relate and the terms, conditions, restrictions and performance criteria relating to any Restricted Stock Award; to determine Performance Goals no later than such time as required to ensure that an underlying Restricted Stock Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances a Restricted Stock Award may be settled, cancelled, forfeited, exchanged, or surrendered; and to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards.

ARTICLE IV

ELIGIBILITY

Section .4.01.  Eligibility. Restricted Stock Awards may be made from time to time in the discretion of the Committee to any Employee or Non-Employee Director.  In determining the Employees and Non-Employee Directors to receive Awards and the extent of their participation in the Awards granted under this Plan, the Committee shall take into account such factors as the Committee deems relevant in its discretion in furtherance of the purposes of this Plan.  The Committee shall, in its sole discretion, determine the number of Shares subject to each Restricted Stock Award, subject, however, to the terms and conditions of the Plan.

Section .4.02.  Participation by Director.  Members of the Committee who are eligible either for Restricted Stock Awards or have been granted Restricted Stock Awards may vote on any matters affecting the administration of the Plan or the grant of any Restricted Stock Awards pursuant to the Plan, except that no such member shall act upon the granting of a Restricted Stock Award to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Committee and may be counted as part of an action by unanimous written consent during or with respect to which action is taken to grant Restricted Stock Awards to him or her.

ARTICLE V

RESTRICTED STOCK AWARDS

Section .5.01.  Grant of Restricted Stock Awards.  Subject to the terms, provisions, and conditions of the Plan, the Committee shall, in its sole discretion, select those Employees and Non-Employee Directors to whom Restricted Stock Awards are to be granted.  The Committee shall also have exclusive power to determine (i) when Restricted Stock Awards will be made, (ii) the number of Shares covered by each Restricted Stock Award, (iii) when the restrictions applicable to the Restricted Stock Award will lapse, (iv) the Performance Goals applicable to any Restricted Stock Award, (v) any other terms of Restricted Stock Awards, and (vi) the form of Award Agreements.  Restricted Stock Awards may be made to the same person on more than one occasion.

Section .5.02.  Terms and Conditions of Restricted Stock Awards.  Each Restricted Stock Award made under the Plan shall contain the following terms, conditions, and restrictions and such additional terms, conditions, and restrictions as may be determined by the Committee:

(a)                                  Restrictions.  Until the restrictions set forth in this Subsection (a) lapse pursuant to Subsection (b), (c), (d) or (e), Shares awarded to a Participant in accordance with a Restricted Stock Award and which are still subject to such restrictions shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

(b)                                 Lapse of Restrictions for Grants to Employees.  Except as set forth in Subsections (d) and (e), the restrictions set forth in Subsection (a) shall begin to lapse on or after (but not before) the first anniversary of the date of any Restricted Stock Award made to an Employee at such times and to such extent as the Committee may designate in the Award Agreement (including, without limitation, the attainment of Performance Goals).

(c)                                  Lapse of Restrictions for Grants to Non-Employee Directors.  Except as set forth in Subsections (d) and (e), the restrictions set forth in Subsection (a) shall lapse for any Restricted Stock Award made to a Non-Employee Director upon the earlier of (i) the third anniversary of the date of the grant of the Restricted Stock Award or (ii) the failure of such Non-Employee Director to be re-elected at an annual meeting of the stockholders of the Company as a result of such Non-Employee Director being excluded from the nominations for any reason other than Cause.

(d)                                 Termination of Employment by Reason of Death or Disability.  Notwithstanding any provision of Subsection (a) to the contrary, if (i) an Employee who has been in the continuous employment, or (ii) a Non-Employee Director who has served on the Board of Directors, of the Company and/or a

Subsidiary for at least one year since the date of a Restricted Stock Award, either dies or Terminates Employment because of his Disability while in such employment, then the restrictions set forth in Subsection (a) shall lapse on the day of such event as to all Shares subject to such Restricted Stock Award.

(e)                                  Change in Control.  Notwithstanding any other provision of this Plan, all restrictions with respect to Shares subject to a Restricted Stock Award shall lapse upon a Change in Control.

(f)                                    Agreement by Employee Regarding Withholding Taxes.  Each Employee granted a Restricted Stock Award shall agree that the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due or to become due to an Employee any federal, state, or local taxes of any kind required by law to be withheld with respect to Shares subject to the Restricted Stock Award, or if there are no such payments due or to become due to the Employee, the Employee will pay to the Company, or make arrangements satisfactory to the Committee, regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to Shares subject to the Restricted Stock Award.

With respect to any Restricted Stock Award, the Committee may, in its discretion and subject to such rules as the Committee may adopt, permit the Employee to elect to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the Shares subject to the Restricted Stock Award by having the Company retain or accept from the Employee delivery of Shares having a Fair Market Value equal to the amount of the withholding tax to be satisfied by such retention or delivery.

(g)                                 Forfeiture of Award.  Any Shares as to which the restrictions of Section 5.03(a) have not lapsed in accordance with this Section 5.03 as of the date of a Participant’s Termination of Employment shall be forfeited and returned to the Company as of such date without the payment of consideration by the Company.

Section .5.03.  Rights With Respect to Shares.  A Participant to whom a Restricted Stock Award has been made shall have absolute beneficial ownership of the Shares awarded to him, including the right to vote the shares and to receive dividends thereon; subject, however, to the terms, conditions, and restrictions described in the Plan and/or the Award Agreement. The certificate(s) for such shares, with restrictive legends thereon, shall be held by the Company for the Participant’s benefit until the restrictions lapse, whereupon certificates without restrictive legends shall be issued and delivered to him.

Section .5.04.   Restrictive Legends.  Certificates for Shares issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to the terms, conditions, and restrictions described in the Plan and the Award Agreement.  Any attempt to dispose of any Shares in contravention of the terms, conditions, and restrictions described in the Plan or the Award Agreement shall be ineffective.

Section .5.05.  Adjustment of Shares.  Subject to any required action by the stockholders of the Company, (i) the number of Shares covered by each outstanding Restricted Stock Award, (ii) the number of Shares which have been authorized for issuance under the Plan but as to which no Restricted Stock Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Restricted Stock Award, and (iii) the Performance Goals applicable to outstanding Restricted Stock Awards, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares (including any such change in the number of Shares effected in connection with a change in domicile of the Company), other extraordinary dividend or other distribution (whether in the form of cash, other securities, or other property), recapitalization, reclassification, spin-off, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event (an “Event”) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”.  The Committee shall take all actions necessary or desirable to effect such and the actions of the Committee in that respect shall be final, binding and conclusive.  If any of the foregoing adjustments shall result in a fractional Share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional Share.

Section .5.06.  Termination of Awards Under Certain Conditions.  The Committee may cancel any unexpired outstanding Awards at any time, if the grantee is not in compliance with all applicable provisions of this Plan or with any Award Agreement or if the grantee engages in any of the following activities without the prior written consent of the Company:

(a)                                  Directly or indirectly renders services to or for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company.

(b)                                 Discloses to anyone outside of the Company, or uses for any purpose other than the Company’s business, any confidential or proprietary information or material relating to the Company.

The Committee may, in its discretion and as a condition to the exercise of an Award, require a grantee to acknowledge in writing that he is in compliance with all applicable provisions of this Plan and of any Award Agreement and has not engaged in any activities referred to in clauses (a) and (b) above.

ARTICLE VI

COMPLIANCE WITH LAW AND OTHER CONDITIONS

Section .6.01.  Issuance of Shares and Compliance with Securities Laws.  The Company may postpone the issuance and delivery of certificates representing Shares until (i) the admission of such shares to listing on any stock exchange on which Shares are then listed and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule, or regulation as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use its best efforts to complete.

Section .6.02.  Restrictions Upon Resale of Unregistered Stock.  If the Shares that have been awarded to a Participant pursuant to the terms of the Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, the Committee may require such Participant to represent and agree in writing that (i) any Shares acquired by such Participant pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under said Act and (ii) such Participant is acquiring such Shares for his own account and not with a view to the distribution thereof.

ARTICLE VII

AMENDMENT OR TERMINATION OF PLAN

The Committee may amend or terminate the Plan and may thereupon change terms and conditions, in accordance with such amendments, of any Restricted Stock Awards not theretofore issued, and, with the consent of the grantee, of any previously issued Restricted Stock Awards.

ARTICLE VIII

SHARES OF COMMON STOCK SUBJECT TO THE PLAN

Section .8.01.  Number.  Subject to adjustment as provided in Section 5.05 of this Plan, the maximum aggregate number of Shares which may be issued pursuant to Awards granted under the Plan shall not exceed four hundred thousand (400,000) Shares.  To the extent any Award granted under the Plan shall, in whole or in part, terminate for any reason, or Shares subject to an Award are withheld to satisfy tax withholding obligations or otherwise returned to the Company prior to the lapse of the restrictions hereunder, the Shares that are subject to restrictions hereunder at the time of termination or return shall revert to the Company and thereafter be available for future grants under the Plan.

Section .8.02.  Future Transactions.  The existence of the Plan, any Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the

Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of Awards, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section .9.01.  Shares Derived From Restricted Stock.  Any Shares issued as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to, Shares issued pursuant to a Restricted Stock Award shall have the same status and bear the same legend as the shares issued pursuant to the Restricted Stock Award.

Section .9.02.  Notices.  Except as specifically set forth in this Plan, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by registered or certified mail, postage prepaid.

Section .9.03.  No Employment Rights.  Nothing contained in the Plan or any Award Agreement executed pursuant to the Plan shall confer upon the Participant any right to continued employment by the Company or a Subsidiary or any right to continue to be a member of or to be nominated for election to the Board, or limit in any way the right of the Company or a Subsidiary to terminate his employment, with or without cause, at any time.

Section .9.04.  Successor.  This Plan and the obligations hereunder shall be binding on any successor of the Company.

Section .9.05.  Effective Date and Term of the Plan.  The Plan shall become effective as provided herein, and no Restricted Stock Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date.